CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 48 to the Registration Statement (Form N-1A, No. 811-21460) of Pioneer Series Trust II, and to the incorporation by reference of our report, dated February 27, 2019, on Pioneer AMT-Free Municipal Fund included in the Annual Report to Shareholders for the fiscal year ended
December 31, 2018.



		           /s/ Ernst & Young LLP



Boston, Massachusetts
April 24, 2019